Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Cytokinetics, Incorporated
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate(4)	Amount of Registration Fee(4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(3)	(4)	(4)

	Equity	Preferred Stock, $0.001 par value per share	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(3)	(4)	(4)

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(3)	(4)	(4)

	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(3)	(4)	(4)

	Equity	Common Stock, $0.001 par value per share	Rule 457(o) and (r)	$500,000,000	N/A	$500,000,000	0.00015310	$76,550

Fees Previously Paid	N/A	N/A	N/A	N/A		N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts				(3)	$500,000,000	0.00015310	$76,550 (5)

	Total Fees Previously Paid							—

	Total Fee Offsets							$3,763

	Net Fee Due							$72,787

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Cytokinetics, Incorporated	424(b)(5)	333-268483	March 1, 2023		$3,763	Equity	Common Stock, $0.001 par value per share	—	$34,150,650

Fee Offset Sources	Cytokinetics, Incorporated	424(b)(5)	333-268483		March 1, 2023		Equity	Common Stock, $0.001 par value per share			$3,763(6)

(1)
The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or other securities of the registrant, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

(3)
The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(4)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. In connection with the securities offered hereby, the registrant will pay
“pay-as-you-go
registration fees” in accordance with Rule 456(b) under the Securities Act. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

(5)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee other than the registration fee due in connection with $500,000,000 of shares of its common stock, $0.001 par value per share, that may be issued and sold from time to time under the sales agreement prospectus included herein. Any subsequent registration fees will be paid on a pay-as-you-go basis.

(6)
On March 1, 2023, the registrant filed a prospectus supplement (the “
2023 Prospectus Supplement
”) to the prospectus included in its Registration Statement on
Form S-3 (Registration
Statement No. 333-268483) and
concurrently submitted a fee of $26,570. The 2023 Prospectus Supplement related to the registrant’s offer and sale from time to time of shares of the registrant’s common stock, par value $0.001 per share, having an aggregate gross sales price of up to $300,000,000 from time to time under a Controlled Equity Offering
SM
 Sales Agreement with Cantor Fitzgerald & Co. As of the date of this prospectus supplement, $34,150,650 remains unsold under the 2023 Prospectus Supplement. The offering that included the unsold securities under the 2023 Prospectus Supplement has been terminated. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $3,763 is available to offset the current registration fee.

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